NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2017 RESULTS

•	Third quarter 2017 net revenue of $355.5 million, as compared to $338.5 million in the comparable prior year quarter, an increase of 5.0%.

•	Third quarter 2017 GAAP net income of $20.8 million, as compared to $21.1 million in the comparable prior year quarter.

◦	Third quarter 2017 non-GAAP net income of $26.2 million, as compared to $25.9 million in the comparable prior year quarter.

•	Third quarter 2017 GAAP net income per diluted share of $0.64, as compared to $0.62 in the comparable prior year quarter.

◦	Third quarter 2017 non-GAAP net income per diluted share of $0.81, as compared to $0.76 in the comparable prior year quarter.

•
Business outlook[1]: Company expects fourth quarter 2017 net revenue to be in the range of $375 million to $390 million, with GAAP operating margin in the range of 4.8% to 5.8% and non-GAAP operating margin in the range of 7.0% to 8.0%. Additionally, the Company expects the GAAP tax rate to be approximately 35.0% and non-GAAP tax rate to be approximately 33.0%.

SAN JOSE, California - October 25, 2017 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and growing businesses, today reported financial results for the third quarter ended October 1, 2017.

Net revenue for the third quarter ended October 1, 2017 was $355.5 million, as compared to $338.5 million in the third quarter ended October 2, 2016, and $330.7 million in the second quarter ended July 2, 2017. Net income, computed in accordance with GAAP, for the third quarter of 2017 was $20.8 million, or $0.64 net income per diluted share. This compared to GAAP net income of $21.1 million, or $0.62 net income per diluted share, in the third quarter of 2016, and GAAP net income of $14.6 million, or $0.44 net income per diluted share, in the second quarter of 2017. Non-GAAP net income was $0.81 per diluted share in the third quarter of 2017, as compared to non-GAAP net income of $0.76 per diluted share in the third quarter of 2016 and $0.60 per diluted share in the second quarter of 2017.

Operating margin, computed in accordance with GAAP, for the third quarter of 2017 was 7.1%, as compared to 8.8% in the year ago comparable quarter, and 5.8% in the second quarter of 2017. Non-GAAP operating margin was 9.5% in the third quarter of 2017, as compared to 11.5% in the third quarter of 2016 and 8.5% in the second quarter of 2017.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "The Arlo segment posted another stellar quarter, growing an impressive 127% year-over-year. We continued to grow our registered user base during Q3 thanks to our unique products and effective marketing. Additionally, earlier this month we announced the Arlo Pro 2, which is our latest addition to the Arlo family. The Arlo segment now represents over 30% of our overall business and we expect it will become an even larger piece of NETGEAR in the quarters to come."

Mr. Lo continued, “Meanwhile, as anticipated, the Connected Home Segment's growth was challenged during Q3. This was primarily due to a difficult year-over-year comparison for the service provider portion of the business. Additionally, the cable gateway market continued to be challenging."

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "During the third quarter of 2017, we generated cash flow from operations of $98.1 million, which brings our year-to-date total to $101.4 million. We also used approximately $30 million to repurchase an approximate 682,000 shares of NETGEAR common stock at an average price of $44.02. We continue to believe that stock repurchases are an effective way of returning capital to shareholders, and plan to be opportunistic buyers of our stock in the coming quarters.”

Business Outlook

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "Looking forward to the fourth quarter of 2017, we expect net revenue to be in the range of $375 million to $390 million. GAAP operating margin is expected to be in the range of 4.8% to 5.8% and non-GAAP operating margin is expected to be in the range of 7.0% to 8.0%. Our GAAP tax rate is expected to be approximately 35.0% and our non-GAAP tax rate is expected to be 33.0% for the fourth quarter of 2017.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ended
	December 31, 2017
	Operating Margin Rate	Tax Rate
GAAP	4.8% - 5.8%	35.0%
Estimated adjustments for[1]:
Amortization of intangibles	0.7%	__
Stock-based compensation expense	1.5%	__
Tax effect of non-GAAP adjustments	__	(2.0)%
Non-GAAP	7.0% - 8.0%	33.0%
1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: restructuring and other charges; litigation reserves, net; acquisition-related charges; impairment charges; and discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards. New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details
NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2017 today, Wednesday, October 25, 2017 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Wednesday, November 1, 2017 by telephone at (412) 317-6671 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13672016.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 30,000 retail locations around the globe, and through approximately 25,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2017 NETGEAR, Inc. NETGEAR, the NETGEAR logo and Arlo are trademarks or registered trademarks of
NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; and expectations regarding seasonal changes in the Company’s business performance. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 51 through 72, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended July 2, 2017, filed with the Securities and Exchange Commission on August 4, 2017.  NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, restructuring and other charges, litigation reserves, net, gain on litigation settlements, loss pertaining to cost method investment, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: restructuring and other charges, litigation reserves, net, gain on litigation settlements, and loss pertaining to cost method investment. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	October 1, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$246,573	$240,468
Short-term investments	126,213	125,514
Accounts receivable, net	295,591	313,839
Inventories	249,078	247,862
Prepaid expenses and other current assets	27,711	35,102
Total current assets	945,166	962,785
Property and equipment, net	20,228	19,473
Intangibles, net	27,527	37,899
Goodwill	85,463	85,463
Other non-current assets	82,773	78,836
Total assets	$1,161,157	$1,184,456

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$92,863	$112,436
Accrued employee compensation	20,501	33,096
Other accrued liabilities	187,533	170,674
Deferred revenue	45,627	35,301
Income taxes payable	5,803	5,146
Total current liabilities	352,327	356,653
Non-current income taxes payable	14,635	15,119
Other non-current liabilities	17,680	15,865
Total liabilities	384,642	387,637
Stockholders' equity:
Common stock	32	33
Additional paid-in capital	594,215	566,307
Accumulated other comprehensive income (loss)	(4,762)	1,938
Retained earnings	187,030	228,541
Total stockholders' equity	776,515	796,819
Total liabilities and stockholders' equity	$1,161,157	$1,184,456

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2017	July 2, 2017	October 2, 2016	October 1, 2017	October 2, 2016

Net revenue	$355,483	$330,723	$338,458	$1,009,863	$960,369
Cost of revenue	252,388	238,787	235,336	717,900	658,894
Gross profit	103,095	91,936	103,122	291,963	301,475
Gross margin	29.0%	27.8%	30.5%	28.9%	31.4%
Operating expenses:
Research and development	23,127	23,357	21,935	69,167	65,876
Sales and marketing	40,311	36,461	37,337	115,001	110,703
General and administrative	14,229	12,950	14,111	40,373	39,995
Restructuring and other charges	19	22	(130)	78	3,859
Litigation reserves, net	15	53	13	68	58
Total operating expenses	77,701	72,843	73,266	224,687	220,491
Income from operations	25,394	19,093	29,856	67,276	80,984
Operating margin	7.1%	5.8%	8.8%	6.7%	8.4%
Interest income	501	482	291	1,388	804
Other income (expense), net	666	383	116	1,384	(582)
Income before income taxes	26,561	19,958	30,263	70,048	81,206
Provision for income taxes	5,767	5,376	9,144	18,678	27,464
Net income	$20,794	$14,582	$21,119	$51,370	$53,742

Net income per share:
Basic	$0.66	$0.45	$0.64	$1.59	$1.64
Diluted	$0.64	$0.44	$0.62	$1.54	$1.60

Weighted average shares used to compute net income per share:
Basic	31,704	32,352	32,913	32,335	32,688
Diluted	32,393	33,116	33,913	33,269	33,624

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	October 1, 2017	July 2, 2017	October 2, 2016	October 1, 2017	October 2, 2016

GAAP gross profit	$103,095	$91,936	$103,122	$291,963	$301,475
GAAP gross margin	29.0%	27.8%	30.5%	28.9%	31.4%
Amortization of intangibles	852	1,374	2,394	4,837	7,182
Stock-based compensation expense	499	542	426	1,477	1,316
Non-GAAP gross profit	$104,446	$93,852	$105,942	$298,277	$309,973
Non-GAAP gross margin	29.4%	28.4%	31.3%	29.5%	32.3%

GAAP research and development	$23,127	$23,357	$21,935	$69,167	$65,876
Stock-based compensation expense	(1,056)	(1,373)	(1,087)	(3,748)	(3,071)
Non-GAAP research and development	$22,071	$21,984	$20,848	$65,419	$62,805

GAAP sales and marketing	$40,311	$36,461	$37,337	$115,001	$110,703
Amortization of intangibles	(1,756)	(1,772)	(1,771)	(5,299)	(5,314)
Stock-based compensation expense	(1,654)	(1,438)	(1,300)	(4,339)	(3,835)
Non-GAAP sales and marketing	$36,901	$33,251	$34,266	$105,363	$101,554

GAAP general and administrative	$14,229	$12,950	$14,111	$40,373	$39,995
Stock-based compensation expense	(2,374)	(2,348)	(2,057)	(6,848)	(6,078)
Non-GAAP general and administrative	$11,855	$10,602	$12,054	$33,525	$33,917

GAAP total operating expenses	$77,701	$72,843	$73,266	$224,687	$220,491
Amortization of intangibles	(1,756)	(1,772)	(1,771)	(5,299)	(5,314)
Stock-based compensation expense	(5,084)	(5,159)	(4,444)	(14,935)	(12,984)
Restructuring and other charges	(19)	(22)	130	(78)	(3,859)
Litigation reserves, net	(15)	(53)	(13)	(68)	(58)
Non-GAAP total operating expenses	$70,827	$65,837	$67,168	$204,307	$198,276

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	October 1, 2017	July 2, 2017	October 2, 2016	October 1, 2017	October 2, 2016

GAAP operating income	$25,394	$19,093	$29,856	$67,276	$80,984
GAAP operating margin	7.1%	5.8%	8.8%	6.7%	8.4%
Amortization of intangibles	2,608	3,146	4,165	10,136	12,496
Stock-based compensation expense	5,583	5,701	4,870	16,412	14,300
Restructuring and other charges	19	22	(130)	78	3,859
Litigation reserves, net	15	53	13	68	58
Non-GAAP operating income	$33,619	$28,015	$38,774	$93,970	$111,697
Non-GAAP operating margin	9.5%	8.5%	11.5%	9.3%	11.6%

GAAP other income (expense), net	$666	$383	$116	$1,384	$(582)
Gain on litigation settlements	—	—	—	—	(5)
Loss pertaining to cost method investment	—	—	68	—	547
Non-GAAP other income (expense), net	$666	$383	$184	$1,384	$(40)

GAAP net income	$20,794	$14,582	$21,119	$51,370	$53,742
Amortization of intangibles	2,608	3,146	4,165	10,136	12,496
Stock-based compensation expense	5,583	5,701	4,870	16,412	14,300
Restructuring and other charges	19	22	(130)	78	3,859
Litigation reserves, net	15	53	13	68	58
Gain on litigation settlements	—	—	—	—	(5)
Loss pertaining to cost method investment	—	—	68	—	547
Tax effect of non-GAAP adjustments	(2,864)	(3,640)	(4,197)	(10,354)	(10,400)
Non-GAAP net income	$26,155	$19,864	$25,908	$67,710	$74,597

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	October 1, 2017	July 2, 2017	October 2, 2016	October 1, 2017	October 2, 2016

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.64	$0.44	$0.62	$1.54	$1.60
Amortization of intangibles	0.08	0.09	0.12	0.30	0.37
Stock-based compensation expense	0.17	0.17	0.14	0.49	0.43
Restructuring and other charges	0.00	0.00	0.00	0.00	0.11
Litigation reserves, net	0.00	0.00	0.00	0.00	0.00
Gain on litigation settlements	—	—	—	—	0.00
Loss pertaining to cost method investment	—	—	0.00	—	0.02
Tax effect of non-GAAP adjustments	(0.08)	(0.10)	(0.12)	(0.29)	(0.31)
Non-GAAP net income per diluted share	$0.81	$0.60	$0.76	$2.04	$2.22

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	October 1, 2017	July 2, 2017	April 2, 2017	December 31, 2016	October 2, 2016

Cash, cash equivalents and short-term investments	$372,786	$305,523	$361,235	$365,982	$403,016
Cash, cash equivalents and short-term investments per diluted share	$11.51	$9.23	$10.58	$10.79	$11.88

Accounts receivable, net	$295,591	$304,588	$265,254	$313,839	$233,911
Days sales outstanding (DSO)	76	84	75	77	63

Inventories	$249,078	$263,773	$267,826	$247,862	$217,621
Ending inventory turns	4.1	3.6	3.4	4.2	4.3

Weeks of channel inventory:
U.S. retail channel	10.5	8.6	8.2	7.2	8.9
U.S. distribution channel	9.1	4.3	5.8	6.2	4.5
EMEA distribution channel	5.6	4.7	5.1	5.3	4.5
APAC distribution channel	6.3	7.0	5.9	7.4	6.8

Deferred revenue (current and non-current)	$54,916	$44,727	$40,225	$42,947	$31,526

Headcount	982	953	951	945	944
Non-GAAP diluted shares	32,393	33,116	34,136	33,925	33,913

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	October 1, 2017		July 2, 2017		October 2, 2016		October 1, 2017		October 2, 2016
Americas	$244,388	69%	$226,949	68%	$225,235	66%	$682,966	68%	$629,993	66%
EMEA	62,161	17%	55,204	17%	60,034	18%	175,810	17%	176,192	18%
APAC	48,934	14%	48,570	15%	53,189	16%	151,087	15%	154,184	16%
Total	$355,483	100%	$330,723	100%	$338,458	100%	$1,009,863	100%	$960,369	100%

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(In thousands)
(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Nine Months Ended
	October 1, 2017	July 2, 2017	October 2, 2016	October 1, 2017	October 2, 2016
Net revenue:
Arlo	$110,460	$78,732	$48,642	$249,904	$111,492
Connected Home	183,099	185,905	215,116	563,365	629,880
SMB	61,924	66,086	74,700	196,594	218,997
Total net revenue	$355,483	$330,723	$338,458	$1,009,863	$960,369

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Nine Months Ended
	October 1, 2017	July 2, 2017	October 2, 2016	October 1, 2017	October 2, 2016
Arlo	$5,794	$7,972	$3,513	$15,743	$14,730
Connected Home	44,631	48,485	66,042	146,309	204,250
SMB	1,114	588	1,295	2,492	3,489
Total service provider net revenue	$51,539	$57,045	$70,850	$164,544	$222,469